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                                                                     EXHIBIT 5.1

                                KING & SPALDING

                              191 PEACHTREE STREET
                           ATLANTA, GEORGIA 30303-1763
                             TELEPHONE: 404/572-4600
                             FACSIMILE: 404/572-5100




DIRECT DIAL:                                                         DIRECT FAX:
404/572-4600                                                        404/572-5100


                                  May __, 1998

OrthAlliance, Inc.
23848 Hawthorne Boulevard
Suite 200
Torrance, California 90505

Ladies and Gentlemen:

         We have acted as counsel to OrthAlliance, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-4 (Registration No. 333-_______) under the Securities Act of 1933, as amended, covering the offering of up to 3,000,000 shares of the Company's Class A Common Stock, $.001 par value per share (the "Shares"). In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         This opinion is limited by and is in accordance with, the January 1, 1992, edition of the Interpretative Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                    Very truly yours,



                                    /s/ King & Spalding
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